UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	July 27, 2005

YDI WIRELESS, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-29053 (Commission file number)	04-2751645 (IRS employer identification no.)

8000 Lee Highway, Falls Church, VA (Address of principal executive offices)	22042 (Zip code)

Registrant's telephone number, including area code:	(703) 205-0600

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

        On July 27, 2005, YDI Wireless, Inc. received a letter from The Nasdaq Stock Market, Inc. in which Nasdaq stated that YDI no longer complied with Nasdaq's audit committee requirements as set forth in Nasdaq Marketplace Rule 4350 due to the resignation of Gary E. Rieschel from YDI's board of directors. Because Mr. Rieschel had previously been one of the three independent members of YDI's audit committee, Nasdaq believed his resignation caused YDI to no longer comply with that rule.

        By letter dated July 28, 2005, YDI informed Nasdaq that, in May 2005 (prior to Mr. Rieschel's resignation), John W. Gerdelman, another independent director of YDI, had been elected to YDI's audit committee in place of Mr. Rieschel so that YDI's audit committee was unaffected by Mr. Rieschel's resignation. YDI's audit committee continues to consist of three independent members.

        By letter dated July 28, 2005, Nasdaq determined that YDI remains compliant with Nasdaq Marketplace Rule 4350 and closed the matter raised in its July 27, 2005 letter.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2, 2005	YDI WIRELESS, INC. By: /s/ David L. Renauld David L. Renauld Vice President

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